Exhibit 99.1
Conifer to Remain Part of Tenet with Strong Path Forward
Conference call scheduled for today, March 1, at 10:00 a.m. Eastern Time (9:00 Central Time)
DALLAS – March 1, 2022 – Tenet Healthcare Corporation (NYSE: THC) announced today that – based on ongoing shareholder value creation opportunities and improved business fundamentals – the Company will no longer pursue a spinoff of its Conifer Health Solutions subsidiary.
The decision for Conifer to remain part of Tenet was made following a thorough review by Tenet’s Board of Directors in consultation with independent legal and financial advisors and in consideration of the best interests of Tenet and its shareholders. Key factors supporting this decision include:
•Significantly improved financial profiles of Tenet and Conifer, including Adjusted EBITDA margin improvement of more than 1,000 basis points at Conifer since 2017.
•Expectations that Conifer will deliver FY 2022 revenue growth in the mid- to high-single digits with a strong margin and cash flow profile.
•Ongoing benefits anticipated from revamped commercialization efforts, new sales talent and technology, and a focus on point solutions.
•New client wins and compelling growth prospects within Conifer’s pipeline.
“We have achieved significant operational and financial progress within Conifer in the last few years and dramatically improved Tenet’s profile across key financial metrics like Adjusted EBITDA, Free Cash Flow and net debt leverage,” said Ron Rittenmeyer, Executive Chairman of Tenet Healthcare. “We believe that continuing to build on our progress with Conifer will provide greater returns for Tenet’s shareholders.”
“Conifer is primed with a robust pipeline and recent client wins with value that is not yet fully realized,” said Saum Sutaria, M.D., Chief Executive Officer of Tenet Healthcare. “When coupled with ongoing efficiency opportunities from offshoring and automation, we have a compelling runway for the business.”

Also today, the Company reaffirmed its financial Outlook for FY 2022 (consolidated and by segment) as disclosed in its fourth quarter 2021 earnings press release dated February 7, 2022.
Management’s Webcast Discussion
Management will host a conference call today, March 1, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time), to provide additional details. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. A copy of this press release will be available on the Company’s Investor Relations website. A replay of the webcast will be available on the website for approximately 30 days.
Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address Tenet’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regard to developments related to COVID-19. Particular uncertainties that could cause Tenet’s actual results to be materially different than those expressed in Tenet’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2021, and other filings with the Securities and Exchange Commission.
About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Through an expansive care network that includes United Surgical Partners International, we operate 60 hospitals and operate or have an ownership interest in approximately 550 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

# # #

Investor Contact	Media Contact
469-893-2387	Lesley Bogdanow
investorrelations@tenethealth.com	469-893-2640
mediarelations@tenethealth.com